UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 Or 15(d) Of The Securities Exchange Act Of 1934

Date of Report (Date of Earliest Event Reported):  July 31, 2015

 LEO MOTORS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-53525	95-3909667
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer Identification No.)
of Incorporation)

3F, Seowunro Gil 14, SeochoGu, Seoul	137863
Republic of Korea
(Address of Principal Executive Offices)	(Zip Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                       Entry Into a Material Definitive Agreement

On July 31, 2015, Leo Motors, Inc., a Nevada corporation (the “Company”) entered into a joint venture company agreement (the “JV Agreement”) with Fushun Jinyuan Technology Machinery Manufacturing Co., Ltd. (“Fushun Jinyuan”), a company established and existing under the laws of the People’s Republic of China, to establish a joint venture, Liaoning Senyuan Leo New Energy Electric Vehicle Co., Ltd. (the “JV” or “Senyuan Leo”) in China, to develop, manufacture and sell new energy electric vehicles.

 Pursuant to the JV Agreement, Senyuan Leo will have a registered capital of RMB 411,600,000 (approximately $66.3 million), with Fushun Jinyuan owning 51% and the Company owning 49%. The total capital contribution shall be completed no later than 90 days from the date Senyuan Leo is incorporated, which deadline may be further extended to 108 days from the date of incorporation.

The Company will invest in Senyuan Leo through a cash contribution of RMB 201,684,000 (approximately $32.5 million) and Fushun Jinyuan will invest in Senyuan Leo through a cash contribution of RMB 200,000,000 (approximately $32.2 million) and land use rights and real estate properties, the value of which is to be determined by appraisal firms appointed by both Fushun Jinyuan and the Company.

The Company also agreed to license certain of its technologies to Senyuan Leo for a fee equal to 10% of Senyuan Leo’s gross profit for a term of ten years. The Company will enter into separate license agreements with Senyuan Leo for the use of Leo’s technologies. The board of the JVC will consist of eight members and each party will assign four members to the board. Senyuan Leo has a term of operation of fifty years. The shareholders and board of Senyuan Leo may extend the term of operation upon government approval.

In addition, the JV Agreement contains customary provisions such as representations and warranties and shareholders rights and responsibilities.

The foregoing description of the JV Agreement is not complete and is qualified in its entirety by reference to the full text of Exhibit 10.1which is attached as an exhibit to this Current Report on Form 8-K and is incorporated by reference herein.

Item 8.01                      Other Events.

On August 6, 2015, the Company issued a press release announcing the JV Agreement. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01.      Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
10.1	Joint Venture Company Agreement, dated July 31, 2015, by and between the Company and Fushun Jinyuan Technology Machinery Manufacturing Co., Ltd.
99.1	Press Release, dated August 6, 2015, issued by the Company

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LEO MOTORS, INC.

Dated: August 6, 2015	By: /s/Shi Chul Kang
Shi Chul Kang
Co-Chief Executive Officer By: /s/ Jun Heng Park
Jun Heng Park
Co-Chief Executive Officer